Exhibit 99.1

NEWS RELEASE

ARCTIC CAT ANNOUNCES AGREEMENT TO BE ACQUIRED BY TEXTRON

IN $247 MILLION ALL-CASH TRANSACTION

Delivers substantial all-cash premium to Arctic Cat shareholders;

Textron committed to continued, long-term growth of Arctic Cat;

Combined businesses better positioned to be powersports industry leader

MINNEAPOLIS, Jan. 25, 2017 – Arctic Cat Inc. (NASDAQ: ACAT) today announced that it has signed a definitive merger agreement under which Textron Inc. (NYSE: TXT) will acquire Arctic Cat in a cash transaction valued at approximately $247 million, plus the assumption of existing debt. Under the terms of the agreement, which was unanimously approved by the Arctic Cat board of directors, Textron, through a wholly owned subsidiary, will commence a tender offer to purchase all outstanding shares of Arctic Cat at $18.50 per share in cash, representing a 40.7 percent premium to the closing price of Arctic Cat’s common stock on January 20, 2017. Arctic Cat anticipates that tender offer materials will be provided to shareholders no later than February 7, 2017. The completion of the acquisition is subject to customary conditions and regulatory approvals.

“Arctic Cat’s board believes that Textron’s offer delivers compelling and immediate value to our shareholders,” said Christopher Metz, Arctic Cat’s president and chief executive officer. “This transaction presents increased opportunities for the business to leverage our combined scale, accelerate growth and enhance product innovation in ways that will benefit our customers, dealers and employees.” Textron is a multi-industry company with over $13 billion in annual revenues and approximately 35,000 employees.

Arctic Cat will become part of Textron’s Specialized Vehicles business, maintaining its iconic Arctic Cat brand, as well as its current manufacturing, distribution and operational facilities, with a focus on growing the business. Arctic Cat and Textron Specialized Vehicles have complementary product portfolios of recreational, utility and specialized vehicles. The combined businesses will be well positioned to be a powersports industry leader with a wider product line-up, and allow for more aggressive investment in product development, dealer networks, marketing and customer service.

Metz added: “We are proud of the progress our team has made to lay the foundation for Textron to continue taking this company forward. Textron plans to build on Arctic Cat’s strong brand and history of innovation. We expect many Arctic Cat employees to benefit from expanded career opportunities as part of a larger, more diversified company. On behalf of the Arctic Cat board and management team, we thank our dedicated employees for their hard work, commitment and pride in making Arctic Cat an enduring competitor and beloved brand in the powersports market. We are excited about Arctic Cat’s future.”

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Advisors

Baird is serving as financial advisor and Fredrikson & Byron is serving as legal counsel to Arctic Cat. Shearman & Sterling LLP is serving as legal counsel to Textron.

About Arctic Cat

The Arctic Cat brand is among the most widely recognized and respected in the recreational vehicle industry. The company designs, engineers, manufactures and markets all-terrain vehicles (ATVs), side-by-sides and snowmobiles, in addition to related parts, garments and accessories under the Arctic Cat® and Motorfist® brand names. Arctic Cat Inc.’s world headquarters is located in Minneapolis, Minnesota. Its common stock is traded on the NASDAQ Global Select Market under the ticker symbol “ACAT.” More information about Arctic Cat and its products is available at www.arcticcat.com.

About Textron Specialized Vehicles Inc.

Textron Specialized Vehicles Inc. is a leading global manufacturer of golf cars, utility and personal transportation vehicles, professional turf-care equipment, and ground support equipment. Textron Specialized Vehicles markets products under the E-Z-GO®, Cushman®, Textron Off Road™, Jacobsen®, Dixie Chopper®, Ransomes®, TUG™, Douglas™, Premier™ and Safeaero™ brands. Its vehicles are found in environments ranging from golf courses to factories, airports to planned communities, and theme parks to hunting preserves.

About Textron

Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell Helicopter, Cessna, Beechcraft, Hawker, Jacobsen, Kautex, Lycoming, E-Z-GO, Greenlee, Textron Off Road, Textron Systems, and TRU Simulation + Training. For more information visit: www.textron.com.

CONTACTS:

Analysts and Investors	Media
Arctic Cat Inc.	PadillaCRT
Christopher Eperjesy	Shawn Brumbaugh
Chief Financial Officer	shawn.brumbaugh@padillacrt.com
ceperjesy@arcticcat.com	612-455-1754
612-350-1791

The tender offer described in this communication has not yet commenced. Neither this communication nor any information incorporated herein by reference is an offer to purchase or a solicitation of an offer to sell any shares or any other securities of Arctic Cat Inc. (“Arctic Cat”). On the commencement date of the tender offer, Aces Acquisition Corp. and Textron Inc. will file a Tender Offer Statement on Schedule TO (“Schedule TO”), including an offer to purchase, a letter of transmittal and related documents, with the United States Securities and Exchange Commission (the “SEC”). Thereafter, Arctic Cat will file a Solicitation/Recommendation Statement on Schedule 14D-9 (“Schedule 14D-9”) with the SEC. Security holders are urged to read, carefully and in their entirety, both the Schedule TO and the Schedule 14D-9 regarding the tender offer, each as may be amended from time to time, and any other documents relating to the tender offer that are filed with the SEC, when they become available because they will contain important information relevant to making any decision regarding tendering shares. These materials

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will be made available free of charge on the “Investor Relations” section of Arctic Cat’s website at www.arcticcat.com when available. In addition, all of these materials (and all other materials filed by Arctic Cat with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Security holders may also obtain free copies of the documents filed by Arctic Cat with the SEC by contacting Investor Relations/CFO at Arctic Cat Inc., 500 North 3rd Street, Minneapolis, MN 55401; telephone number (612) 350-1791.

Cautionary Statement Regarding Forward-Looking Information

Statements in this press release regarding the proposed transaction between Arctic Cat and Textron, the expected timetable for completing the transaction, future financial and operating results, benefits of the transaction, future opportunities for Arctic Cat’s business and any other statements by management of Arctic Cat concerning future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the parties and their management are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. Risks and uncertainties include the satisfaction of closing conditions for the acquisition, including the tender of a number of shares that, when added to the shares owned by Textron and its affiliates, constitutes a majority of Arctic Cat’s outstanding shares on a fully-diluted basis; the possibility that the transaction will not be completed, or if completed, not completed on a timely basis. Arctic Cat cannot give any assurance that any of the transactions contemplated by the agreement will be completed or that the conditions to the tender offer will be satisfied. A further list and description of additional business risks, uncertainties and other factors can be found in Arctic Cat’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016, as well as other Arctic Cat SEC filings. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov and www.arcticcat.com. Many of the factors that will determine the outcome of the subject matter of this communication are beyond Arctic Cat’s ability to control or predict. Arctic Cat does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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